charset=windows-1252"> SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2003

Commission file Number: 0-17321

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TOR MINERALS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

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Delaware	74-2081929
(State or other jurisdiction of corporation)	(I.R.S. Employer Identification No.)

722 Burleson

Corpus Christi, Texas 78402

(Address of principal executive offices and zip code)

(361) 883-5591

(Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

The Registrant files herewith the Exhibit listed in Item 7 below.

ITEM 7. EXHIBITS

The following exhibit is furnished in accordance with 601 of Regulation S-K: 99.1 Press release.

EXHIBIT

TOR MINERALS INTERNATIONAL ANNOUNCES

LARGE ORDER FOR TRANSITION ALUMINAS

CORPUS CHRISTI, TX APRIL 25, 2003 - TOR Minerals International (NASDAQ TORM), announced today, without disclosing financial implications, that it had received an order, to be filled in 2003, for approximately four million pounds of a transition alumina called Boehmite which TOR currently manufacturers in its Netherlands plant. Richard Bowers, President and CEO, said that the buyer was a manufacturer of petroleum and environmental catalysts and that TOR was in the process of negotiating a multi-year contract for the sale of Boehmite to that company with a minimum annual requirement in excess of six million pounds and potential of over 10 million pounds. Mr. Bowers said that upon the conclusion of a long-term purchase contract, TOR would build a facility to produce Boehmite at its Corpus Christi, Texas complex.

Based in Corpus Christi, Texas, TOR Minerals manufacturers pigments in Corpus Christi, Malaysia and The Netherlands which are marketed worldwide.

This statement includes forward-looking information as that term is defined in the Private Securities Litigation Reform Act of 1995, and, therefore, is subject to certain risks and uncertainties. There can be no assurance that the actual results, business conditions, business developments, losses and contingencies and local and foreign factors will not differ materially from those suggested in the forward-looking statements as a result of various factors, including market conditions, general economic conditions, including the risks of a general business slow down or recession, raw materials and labor, competition, advances in technology and other factors.

Further Information Contact:

Richard L. Bowers, President and CEO

361/883-5591 Ext. 47

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: April 28, 2003	RICHARD BOWERS
Richard Bowers
President and CEO

Date: April 28, 2003	BARBARA RUSSELL
Barbara Russell, Controller
(Principal Accounting Officer)